Exhibit (i)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Nasdaq Composite Index Fund and Fidelity Nasdaq Composite Index Tracking Stock series of Fidelity Commonwealth Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 92 to the Trust's Registration Statement on Form N-1A (File Nos. 002-52322 and 811-02546) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 79 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

January 25, 2006